Exhibit 99.1

News Release

Skilled Healthcare Announces Resignation of Kelly Gill as Executive Vice President

FOOTHILL RANCH, Calif.—(BUSINESS WIRE)—March 5, 2010—Skilled Healthcare Group, Inc. (NYSE:SKH) today announced that the Company has accepted the resignation of Kelly J. Gill as Executive Vice President and President of Hallmark Rehabilitation GP, LLC and Hospice Care of the West, LLC. Due to personal reasons, specifically the desire to spend more time with his family, Mr. Gill has accepted a position with a healthcare company based near his home in Tennessee. Mr. Gill will continue to assist the Company with the transition of his responsibilities until March 31, 2010, at which time responsibilities for oversight of Hallmark Rehabilitation GP, LLC and Hospice Care of the West will be assumed by Jose Lynch, President of the Company, and Boyd Hendrickson, Chairman and Chief Executive Officer of the Company, respectively.

“It is with sadness that I announce the departure of a long-time business colleague. Kelly has been a terrific addition to the Company over the past year and has made great strides advancing quality care and program improvement initiatives at both Hallmark and Hospice Care of the West. We appreciate Kelly’s commitment, hard work and accomplishments during the past year,” said Mr. Hendrickson. “From the entire Skilled Healthcare team, we wish him all the best.”

Mr. Hendrickson continued, “At the same time, we are fortunate to have strong leadership within the operations at both Hallmark and Hospice Care of the West. The current Senior Vice President of Hospice Care of the West, Scott Robinson, has been instrumental in the improvements in quality and profitability of the Hospice business. Following Kelly’s departure, Scott will report directly to me and I believe that the Hospice programs will continue to make great strides in operational improvements and growth. Likewise, the strong leadership within Hallmark positions us well to move that business under the oversight of our President, Jose Lynch. I believe this change will better facilitate continued coordination of therapy programs within our skilled nursing facility companies and strengthen Hallmark’s competitive appeal to third-party providers. I am also extremely proud of the strong leadership we have within our long-term care segment. The leadership and support teams in place are experienced and well positioned to enable Jose to dedicate the additional time needed to Hallmark.”

About Skilled Healthcare Group

Skilled Healthcare Group, Inc. based in Foothill Ranch, California, is a holding company with subsidiary healthcare services companies, which in the aggregate have consolidated annual revenues of over $750 million and approximately 14,000 employees. Skilled Healthcare and its wholly-owned companies, collectively referred to as the “Company”, operate long-term care facilities and provide a wide range of post-acute care services, with a strategic emphasis on sub-acute specialty health care. The Company operates facilities in California, Iowa, Kansas, Missouri, Nevada, New Mexico and Texas, including 78 skilled nursing facilities that offer sub-acute care and rehabilitative and specialty health skilled nursing care, and 22 assisted living facilities that provide room and board and social services. In addition, the Company provides physical, occupational and speech therapy in Company-operated facilities and unaffiliated facilities. Furthermore, the Company provides hospice care in the California and New Mexico markets. References made in this release to Skilled Healthcare, “the Company”, “we”, “us” and “our” refer to Skilled Healthcare Group, Inc. and each of its wholly-owned companies. More information about Skilled Healthcare is available at its Web site—www.skilledhealthcaregroup.com.

Forward-Looking Statements

This release includes “forward-looking statements”. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements regarding the transitional period of Mr. Gill’s employment and statements made by Mr. Hendrickson regarding the anticipated improvements resulting from the reorganization of responsibilities within the Company, Hospice and Hallmark. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Skilled Healthcare may differ materially from that expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the factors described in Skilled Healthcare’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein), and in our subsequent reports on Form 10-Q and Form 8-K.

Any forward-looking statements are made only as of the date of this release. Skilled Healthcare disclaims any obligation to update the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements.

Investor Contact:

Skilled Healthcare Group, Inc.

Dev Ghose or Shelly Hubbard

(949) 282-5800